RIGHTS CERTIFICATE #:			NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS
DATED [          ], 2021 (THE "PROSPECTUS") OF CORNERSTONE STRATEGIC VALUE FUND, INC. (THE “FUND”) AND ARE INCORPORATED HEREIN BY REFERENCE.
COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AST FUND SOLUTIONS, LLC, THE INFORMATION AGENT.

Cornerstone Strategic Value Fund, Inc. Incorporated under the laws of the State of Maryland

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of Cornerstone Strategic Value Fund, Inc.

Estimated Subscription Price $[ ] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON MAY 14, 2021, UNLESS EXTENDED BY THE FUND

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. For every three (3) Rights held, the holder thereof is entitled to subscribe for and purchase one share of Common Stock, with a par value of $0.001 per share, of Cornerstone Strategic Value Fund, Inc., a Maryland corporation, at an estimated subscription price (the “Estimated Subscription Price”) of $[  ] per share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Cornerstone Strategic Value Fund, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, as described in the Prospectus (the “Additional Subscription Privilege”). In addition, the Fund may issue additional shares up to 100% of the shares available in the Rights Offering to honor Additional Subscription Privilege requests. The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock. For Instructions on the use of Cornerstone Strategic Value Fund, Inc. Subscription Rights Certificates, consult with AST Fund Solutions, LLC, the Information Agent, at (800) 581-3949.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Cornerstone Strategic Value Fund, Inc. and the signatures of its duly authorized officers.

Dated: [           ], 2021

	/S/	Ralph W. Bradshaw	/S/	Hoyt M. Peters
		President		Secretary and Assistant Treasurer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by first class mail: American Stock Transfer & Trust Company, LLC Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	If delivering by mail or overnight courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Additional Subscription Privilege, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Additional Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Additional Subscription Privilege, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for		shares ×	$[ ]	= $
	(no. of new shares)		(estimated subscription price)		(amount enclosed)

(b) EXERCISE OF ADDITIONAL SUBSCRIPTION PRIVILEGE

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares in an amount equal to up to 100% of the shares of Common Stock for which you are otherwise entitled to subscribe pursuant to your Additional Subscription Privilege:

I apply for		shares ×	$[ ]	= $
	(no. of new shares)		(estimated subscription price)		(amount enclosed)

(c) Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

[ ]	Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”

[ ]	Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO Cornerstone Strategic Value Fund, Inc., with reference to the rights holder's name.

IMPORTANT: In the event that the Estimated Subscription Price is more than the Subscription Price on the Expiration Date, any resulting excess amount paid by you towards the purchase of Shares in this Rights Offering will be applied by the Fund towards the purchase of additional Shares under the Basic Subscription Privilege or, if you have exercised all of the Rights initially issued to you under the Basic Subscription Privilege, towards the purchase of an additional number of Shares pursuant to the Additional Subscription Privilege. If you desire that such excess not be treated by the Fund as a request to acquire additional Shares in the Rights Offering, and that such excess be refunded to you, you must place an “X” in the box at the end of this sentence: [  ]

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF CORNERSTONE STRATEGIC VALUE FUND, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT AST FUND SOLUTIONS, LLC, THE INFORMATION AGENT, AT (800) 581-3949.